Exhibit 99.1
NEWS RELEASE
ARTHUR J. GALLAGHER & CO. CLOSES
ACQUISITION OF ASSUREDPARTNERS

Rolling Meadows, IL, August 18, 2025— Arthur J. Gallagher & Co. (NYSE: AJG) (“Gallagher”) today announced it has closed the previously announced acquisition of AssuredPartners (the “Transaction”).
“I am extremely excited to welcome our new colleagues to Gallagher,” said J. Patrick Gallagher, Jr., Chairman and CEO. “Together, we will further build upon our client-centric, entrepreneurial cultures and utilize our product and industry expertise, extensive data, innovative analytical tools, outstanding service, and broad product offerings to provide our clients with the very best insurance and risk management solutions. I am confident the combination will deliver tremendous value to our clients and our shareholders.”
AssuredPartners is a leading U.S. insurance broker with client capabilities across commercial property/casualty, specialty, employee benefits and personal lines. AssuredPartners serves a wide range of customers including commercial, public entity and individuals, through offices located across the U.S., the U.K. and Ireland.
Benefits of the Transaction are expected to include:
•Further expanding Gallagher's retail middle-market property/casualty and employee benefits focus across the U.S.
•Building on new business opportunities by utilizing Gallagher's expertise, data and analytics and expansive product offerings
•Deepening Gallagher's capabilities across multiple niche practice groups, including Transportation, Energy, Healthcare, Government Contractors and Public Entity
•Expanding the reach of Gallagher's tuck-in M&A strategy
•Creating opportunities for Gallagher's wholesale, reinsurance and claims management businesses
•Adding scale, expertise and talent to Gallagher in the U.K. and Ireland
•Combining two highly compatible entrepreneurial, sales-based cultures, embedded in local communities and focused on growth and client service
•Adding highly seasoned, experienced and proven insurance industry leaders to the Gallagher team
•Financially attractive, with estimated double digit adjusted EPS accretion including the impact of synergies

Gallagher financed the Transaction with net proceeds from previously disclosed equity and debt financing transactions.
The Compensation Committee of the Board of Directors approved the grant of equity awards in connection with the closing of the Transaction in reliance on the employment inducement awards exemption under the NYSE’s Listed Company Manual Rule 303A.08. The Committee approved the grant of $316.15 million in equity awards payable in Gallagher common stock to 572 former AssuredPartners employees who became Gallagher employees upon the closing of the Transaction. The Committee approved these awards to aid in the retention of such employees. A portion of the awards vest immediately and the remaining amounts vest on the first, second, third and fifth anniversaries of the closing date. The awards will be issued as soon as practicable and will be subject to the terms and conditions of award agreements to be entered into between Gallagher and each recipient. The awards will be valued based upon the closing stock price of Gallagher’s common stock on August 15, 2025.
Information Regarding Forward-Looking Statements
This press release contains certain statements related to future results, or states Gallagher's intentions, beliefs and expectations or predictions for the future of Arthur J. Gallagher & Co. and its subsidiaries, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipates," "believes," "contemplates," "see," "should," "could," "will," "estimates," "expects," "intends," "plans," "pro forma," "outlook" and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding: (i)
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expected benefits of the proposed transaction, including future financial and operating results and synergies; (ii) the size and status of the combined organization within various jurisdictions; (iii) the plans, objectives, expectations and intentions with respect to AssuredPartners; (iv) improvements in Gallagher's new business production; (v) global brand recognition; (vi) the leveraging of internal resources across divisions and borders; (vii) Gallagher's ability to stay in front of improvements in technology; (viii) future M&A opportunities; and (ix) Gallagher's management team.
Actual results may differ materially from the estimates set forth herein. Readers are cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the integration of the acquired operations, businesses and assets into Gallagher; the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the acquired operations into Gallagher; potential adverse reactions or changes to business or employee relationships; diversion of management's attention from ongoing business operations and opportunities; the inability to retain certain key employees of the acquired operations or Gallagher; competitive and market responses to the proposed transaction; financial information subsequently presented for the acquired business in Gallagher's subsequent public filings may be different from that presented herein; global economic and geopolitical events, including, among others, fluctuations in interest and inflation rates; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency; potential U.S. government shutdowns or gridlock; political violence and instability, such as the armed conflicts in Ukraine and the Middle East; its actual acquisition opportunities, including closing risks related to pending acquisitions; risks with respect to acquisitions larger than its usual tuck-in acquisitions, such as the acquisition of Buck, Cadence Insurance, Eastern Insurance Group, My Plan Manager and Woodruff Sawyer, and failure to realize the expected benefits of these acquisitions; damage to its reputation due to its failure to uphold its culture or negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions; reputational issues related to its sustainability-related activities, including potential backlash against such activities, and compliance with increasingly complex climate-related regulations, such as risks related to “greenwashing” and “greenhushing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, errors and omissions, intellectual property and competition risks; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, sustainability, sanctions and anti-corruption compliance and increased scrutiny of the use of off-shore centers of excellence such as those we operate in India and elsewhere; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including the impact of large natural events; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; changes in the insurance brokerage industry’s competitive landscape and additional factors discussed in the section entitled "Information Concerning Forward-Looking Statements" in Gallagher's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and "Risk Factors" in Gallagher's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
About Arthur J. Gallagher & Co.
Arthur J. Gallagher & Co. (NYSE:AJG), a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Investors:	Media:
Ray Iardella	Paul Day
VP - Investor Relations	Senior Media Relations Manager
630-285-3661/ ray_iardella@ajg.com	630-285-5946/ paul_day1@ajg.com
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